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                                                                  EXHIBIT 23 (b)



                        Consent of Independent Auditors

We hereby consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-55336) pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan; (2) the Registration Statement (Form S-8 No. 33-55304) pertaining to the Republic Bancorp Inc. Non-Qualified Stock Option Plan; (3) the Registration Statement (Form S-8 No. 33-62508) pertaining to the Republic Bancorp Inc. Directors' Compensation Plan; (4) the Registration Statement (Form S-8 No. 333-26515) pertaining to the Republic Bancorp Inc. 1997 Stock Option Plan; (5) the Registration Statement (Form S-8 No. 333-83267) pertaining to the D&N Financial Corporation 1984 Stock Option and Incentive Plan; and (6) the Registration Statement (Form S-8 No. 333-83265) pertaining to the D&N Financial Corporation 1994 Management Stock Incentive Plan; the related Prospectuses of our report dated January 21, 1999, with respect to the consolidated financial statements of D&N Financial Corporation for the year then ended December 31, 1998, which report is included in the annual report (Form 10-K) of Republic Bancorp Inc. for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 19, 2001